                              SETTLEMENT AGREEMENT


         SETTLEMENT AGREEMENT made this 16th day of January, 2003 among Frank J. Polese ("Polese"), the Polese Company, Inc. (the "Company") and SEMX Corporation ("SEMX").

                                   BACKGROUND

         WHEREAS:

         A. SEMX and the Company have executed an agreement with Schwarzkopf Technologies Corporation ("Schwarzkopf") of even date herewith, pursuant to which SEMX will sell all of the issued and outstanding stock of the Company to Schwarzkopf (the "Stock Purchase Agreement");

         B. Polese has heretofore entered into an employment agreement with the Company and SEMX dated August 1, 1999 (the "Employment Agreement");

         C. Polese has heretofore entered into an asset purchase agreement dated April 30, 1993 with Semiconductor Packaging Materials Co., Inc. now known as SEMX Corporation (the "Polese Asset Sale Agreement");

         D. Polese has claimed that the closing of the Stock Purchase Agreement constitutes a change of control as that term is defined in the Employment Agreement and an event that entitles him to additional payment under the Polese Asset Sale Agreement;

         E. The Company and SEMX have asserted that no sums are due Polese by reason of the closing of the Stock Purchase Agreement;

         F. Polese, the Company and SEMX all believe it is in their best interests


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and in the best interests of the employees and creditors of the Company and the shareholders of SEMX to close the transactions contemplated by the Stock Purchase Agreement;

         G. Accordingly, Polese, the Company and SEMX have agreed to compromise and settle all claims among and between them conditioned upon the closing of the Stock Purchase Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

         1. CONDITIONS PRECEDENT. This Agreement is conditioned upon the consent of PNC Bank, National Association ("PNC") and the closing of the Stock Purchase Agreement in the form executed. If the Stock Purchase Agreement is amended after the date hereof and the result of such amendment is to reduce the purchase price to be paid to SEMX for the stock of the Company, then SEMX may terminate this Settlement Agreement upon written notice to Polese no later than five (5) business days after such amendment has been executed, but in all events prior to the Closing of the Stock Purchase Agreement. If the Stock Purchase Agreement is terminated for any reason whatsoever including, without limitation, by reason of the default of SEMX, the Company or Polese, then this Agreement shall automatically terminate. If PNC does not consent to the payment of the consideration to Polese set forth herein or if the Stock Purchase Agreement is terminated or if SEMX exercises its option to terminate this Settlement Agreement as above provided, then this Settlement Agreement shall be deemed to be void ab initio.

         2. CONSIDERATION. (a) Upon the closing of the Stock Purchase Agreement, SEMX agrees to:


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               (i) Pay to Polese the sum of Seventy Five Thousand ($75,000)
Dollars in settlement of his claims for additional payment under the Polese Asset Sale Agreement;

               (ii) Pay to Polese when finally determined and paid to SEMX by Schwarzkopf pursuant to the provisions of the Stock Purchase Agreement the amount, if any, by which the Closing Net Worth of the Company exceeds the Target Net Worth of the Company, as such terms are defined in the Stock Purchase Agreement;

               (iii) Deliver to Polese, in settlement of his claims for additional payment under the Polese Asset Sale Agreement, AS IS and WHERE IS free and clear of all liens and encumbrances the equipment described in Schedule A attached hereto (the "Equipment"); and

               (iv) Assign and transfer to Polese its right, title and interest in Phoenix Home Life Term Policy No. 2,663,389 and Term Policy No. 2,680,730, contingent on Polese assuming responsibility for paying all premiums hereinafter due thereon, including the premium payment due January 13, 2003 on Policy No. 2,663,389 as per Exhibit A annexed hereto.

               (b) Upon the closing of the Stock Purchase Agreement, Polese agrees to execute and deliver a voting agreement with SEMX and Gilbert Raker in the form attached hereto as Exhibit B.

               (c) Upon the closing of the Stock Purchase Agreement, Polese agrees to execute and deliver to the Company a release in favor of SEMX, the Company, and ACI Capital America Fund, LP ("ACI") in the form attached hereto as Exhibit C excepting therefrom the obligations of SEMX under this Settlement Agreement


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and any rights of indemnification that Polese is entitled to as an officer and director of the Company or SEMX pursuant to any written agreement for indemnification or the Bylaws or Certificate of Incorporation of the Company or SEMX, subject to such limitations and qualifications provided therein or by law.

               (d) Upon the closing of the Stock Purchase Agreement, the Company and SEMX agree to (i) execute and deliver a general release in favor of Polese in the form attached hereto as Exhibit D excepting therefrom the obligations of Polese under this Settlement Agreement, and (ii) cause ACI to deliver to Polese a general release in favor of Polese in the form of Exhibit E.

               (e) Within 30 days after the closing of the Stock Purchase Agreement, SEMX will deliver to Polese drafts of the entire set of minutes of the meetings of the Board of Directors of SEMX (the "Board") held during calendar year 2002 up to and including the date when Polese ceased to be a member of the Board. Polese shall have 14 days from his receipt of such draft minutes to give notice to SEMX in writing regarding any comments or objections that he may have with respect to any of such minutes. In the events that: (i) Polese delivers timely notice to SEMX of any comments or objections that he may have to any of such minutes; and (ii) the Board refuses, for any reason, to cause the objected to minutes to be modified to conform to Polese's comments and/or eliminate his objections, Polese's written comments and/or objections shall be duly noted in the "as approved" minutes, those written comments and/or objections will be appended thereto; and a complete set of the "as approved" minutes bearing the signature of the Secretary of SEMX shall be provided to Polese as soon as they have been filed in SEMX's minute book



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


         3. General.

            (a) This Settlement Agreement and its terms may not be introduced into evidence nor may it be used or disclosed in any manner whatsoever in any court, arbitration, or other legal proceeding, except, if this Settlement Agreement becomes effective, to enforce the provisions of this Agreement.

            (b) This Settlement Agreement is not an admission of liability by any party and is entered into solely for the purpose of avoiding further controversy, litigation and expense.

            (c) All agreements, covenants, representations and warranties of the parties hereto concerning the subject matter hereof are contained in this Settlement Agreement. In entering into this Settlement Agreement, no party has relied upon any other agreements, covenants, representations or warranties, whether express or implied, whether oral or written that are not expressly set forth in this Settlement Agreement and no such other agreements, covenants, representations or warranties exist. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter are merged herein.

            (d) This Settlement Agreement shall not be altered, amended, modified or otherwise changed in any respect or particular whatsoever, except by a writing duly executed by the parties affected by any such amendment and each of the parties hereby acknowledges and agrees that it will make no claim at any time that this Settlement Agreement has been orally altered or modified in any respect whatsoever.

            (e) The parties hereto agree, understand, covenant and represent



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that they were represented by competent counsel of their own choosing to review the terms and provisions of this Settlement Agreement prior to its execution. Furthermore, the parties represent that they have entered into this Settlement Agreement without any undue influence, freely and of their own will, and shall raise no defenses in respect to the validity of this Settlement Agreement. The individuals executing this Settlement Agreement on behalf of any entity further represent that they have full and complete authority to sign this Settlement Agreement on behalf of their respective parties and that they have the authority to bind the respective parties to the terms of this Settlement Agreement.

         This Settlement Agreement and all other documents referred to herein shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to documents negotiated, executed and to be fully performed within that jurisdiction, without regard to its conflict of law provisions.

            (f) If for any reason any provision of this Settlement Agreement is determined to be invalid or unenforceable, the remaining provisions of this Settlement Agreement nevertheless shall be construed, performed and enforced as if the invalidated or unenforceable provision had not been included in the text of the Settlement Agreement.

            (g) For all purposes this Settlement Agreement shall be deemed to have been jointly drafted by the parties.

            (h) This Settlement Agreement and all obligations herein shall be


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

binding upon the parties and their heirs, personal representatives, successors and assigns and shall, together with the rights and remedies herein, inure to the benefit of the parties and their heirs, personal representatives, successors and assigns.

            (i) The parties agree to bear their own costs, including legal fees, incurred in the negotiation and execution of this Settlement Agreement.

            (j) This Settlement Agreement may be executed in counterparts. If this Settlement Agreement is executed in counterparts, each counterpart shall be deemed an original and all counterparts so executed shall constitute one Settlement Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the same counterpart.

            (k) A fax transmission of this Settlement Agreement, bearing the signature of a party to this Settlement Agreement, shall have the same force and effect as an original thereof.

            (l) The parties agree to execute such other and further documents as may be required in order to carry out the terms of this Settlement Agreement. Polese agrees to cooperate with the Company and SEMX in defending against claims arising out of the release of ammonia from a tank located on the Company's premises and in prosecuting third party claims of the Company as well as business interruption claims of the Company arising out of said incident and the Company or, upon the closing of the Stock Purchase Agreement, SEMX, agrees to reimburse Polese for all reasonable expenses incurred by him in connection therewith.



[Signatures appear on the immediately succeeding page]


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


         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement the year and date first above written.

                                        ------------------------------------
                                                 Frank J. Polese


                                        SEMX CORPORATION


                                        By:
                                            --------------------------------
                                                 Name:


                                        POLESE COMPANY, INC.


                                        By:
                                            --------------------------------
                                                 Name:


The undersigned spouse of Frank J. Polese hereby consents to the provisions of this Settlement Agreement, and waives any and all rights she may have under, pursuant to or in connection with the Community Property Provisions of the California Civil Code.



                                        ------------------------------------
                                        Jill Polese











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


SCHEDULE A - Equipment to be delivered to Frank Polese as per Settlement
             Agreement Dated January 16, 2003 between Frank Polese, the Polese Company, and SEMX Corporation


                                                           Net Book Value
                                                            At 12/31/02
                                                            -----------


         1.   Spitfire Gyro-Matic Lapping Machine             $  9,597
                  Model No. -  48PNLC
                  Serial No. -  9103-48PNLC-C73

         2.    Mitsubishi EDM                                 $  6,293
                  Model No. -  DWC90HA
                  Serial No. -  5309L678

         3.    Haas CNC Machining Center                      $ 29,900
                  Model No. -  VF-3
                  Serial No. -  10901